                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/     Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                          KENDLE INTERNATIONAL INC.
------------------------------------------------------------------------------
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:........................................................
      (2)  Aggregate number of securities to which transaction
           applies:........................................................
      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth
           the amount on which the filing fee is calculated and
           state how it was determined): ..................................
      (4)  Proposed maximum aggregate value of transaction:................
      (5)  Total fee paid:.................................................

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:.........................................
      (2)  Form, Schedule or Registration Statement No.:...................
      (3)  Filing Party:...................................................
      (4)  Date Filed:.....................................................


                               [Kendle logo]

                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 2005

                    ---------------------------------------

TO THE SHAREHOLDERS OF KENDLE INTERNATIONAL INC.:

     The Annual Meeting of Shareholders of Kendle International Inc. (the "Company") will be held Thursday, May 5, 2005, at 9:30 a.m. Eastern Time in the Green Room at the Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio for the following purposes:

     1. To elect eight directors to hold office for the ensuing year or until their respective successors are elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for 2005; and

     3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has designated the close of business on March 17, 2005, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to vote.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                    By Order of the Board of Directors,

                                    /s/ Douglas W. Campbell

                                    Douglas W. Campbell
                                    Secretary

DATED: APRIL 1, 2005


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 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND
                                                              ----  ----
 PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. A PROXY MAY BE
          ------
 REVOKED BY WRITTEN NOTICE OF REVOCATION, BY SUBMISSION OF A LATER PROXY OR
 BY ATTENDING THE MEETING AND VOTING IN PERSON (ALTHOUGH PRESENCE AT THE ANNUAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE REVOCATION OF THE
 PROXY).
------------------------------------------------------------------------------






                                 [Kendle Logo]

                                1200 CAREW TOWER
                                441 VINE STREET
                             CINCINNATI, OHIO 45202

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

     The Board of Directors of Kendle International Inc. (the "Company") is requesting your proxy for use at the Annual Meeting of Shareholders on May 5, 2005, and at any postponement or adjournment thereof (the "Annual Meeting"), pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders with the Company's 2004 Annual Report to Shareholders on or about April 5, 2005.

                          VOTING AT THE ANNUAL MEETING

     As of March 17, 2005, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 13,335,006 shares of Common Stock, no par value ("Common Stock"), issued and outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 17, 2005, will be entitled to vote at the Annual Meeting.

     A quorum is necessary to conduct business at the Annual Meeting. To reach a quorum, at least a majority of the outstanding shares of Common Stock eligible to vote must be represented at the Annual Meeting, either in person or by proxy. Abstentions from voting and broker non-votes (defined below) will be included in determining the presence of a quorum, but, as described below, will not count for voting purposes.

     Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time prior to the Annual Meeting by filing with the Company's Secretary, Douglas W. Campbell, either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person (although presence at the Annual Meeting will not in and of itself constitute revocation of the proxy). You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote. With the exception of the election of directors, for which a plurality is required, the vote required on all matters to be voted upon is a majority of shares actually voted. Shares of Common Stock represented by properly executed proxies received in the accompanying form will be voted in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted: (1) to elect the director nominees named in this Proxy Statement; and (2) to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants. If any other matters properly come before the Annual Meeting, each proxy will be voted at the discretion of the individuals named as proxies on the proxy card.

     In the event a broker, bank, custodian, nominee or other record holder of shares indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter(s) (a "broker non-vote"), those shares will be considered as present for the purposes of determining a quorum but not entitled to vote with respect to the matter(s).



                             PRINCIPAL SHAREHOLDERS

     The following shareholders are the only persons known by the Company to own beneficially at least five percent (5%) of its outstanding Common Stock as of February 28, 2005:

                                                                AMOUNT AND NATURE OF
TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
--------------        ------------------------------------      --------------------   -------------------
Common Stock      Brown Capital Management, Inc.(2)...........       1,400,250               10.580%
                    1201 N. Calvert St.
                    Baltimore, MD 21202

Common Stock      Candace Kendle(3)...........................       1,226,123                9.208%
                    1200 Carew Tower
                    441 Vine St.
                    Cincinnati, OH 45202

Common Stock      Heartland Advisors, Inc. and
                    William J. Nasgoritz(4)...................       1,055,000                7.970%
                    789 Northwater Street
                    Milwaukee, WI 53202

Common Stock      Christopher C. Bergen(5)....................       1,001,243                7.519%
                    1200 Carew Tower
                    441 Vine St.
                    Cincinnati, OH 45202

Common Stock      Dimensional Fund Advisors Inc.(6)...........         980,018                7.410%
                    1299 Ocean Avenue
                    11th Floor
                    Santa Monica, CA 90401

Common Stock      Kennedy Capital Management, Inc.(7).........         775,492                5.900%
                    10829 Olive Blvd.
                    St. Louis, MO 63141

Common Stock      Wellington Management Company, LLP(8).......         764,200                5.775%
                    75 State Street
                    Boston, MA 02109

--------
(1)    For each of Dr. Kendle and Mr. Bergen, percentages for each such owner are based on the following: (i)
       13,305,931 shares of Common Stock issued and outstanding as of February 28, 2005; plus (ii) shares of
       Common Stock that such owner has the right to acquire within 60 days of February 28, 2005, pursuant to the exercise of stock options. For the other beneficial owners listed in the table, the percentages listed reflect disclosures in the Schedule 13G filed by each respective beneficial owner.
(2)    This information is taken from a Schedule 13G filed by the beneficial owner(s) with the Securities and
       Exchange Commission (the "Commission") to report Common Stock ownership as of December 31, 2004. In this
       Schedule 13G, the beneficial owner(s) reported having sole voting power with respect to 947,250 shares, shared voting and shared dispositive power with respect to 0 shares and sole dispositive power with respect to 1,400,250 shares.
(3)    This total amount of beneficial ownership includes: (i) 10,190 shares for which Dr. Kendle holds options exercisable within 60 days of February 28, 2005; and (ii) restricted stock awards in the amount of
       20,000 shares of Common Stock, 13,333 of which have not vested. This total amount does not include: (i)
       1,001,243 shares of Common Stock beneficially owned by Mr. Bergen, Dr. Kendle's husband; (ii) 18,236 shares held directly by Hazel Kendle, Dr. Kendle's mother; and (iii) 598,200 shares of Common Stock held in trust by the Kendle Bryan and Mark Brettschneider Irrevocable Stock Trusts, under which the children of Dr. Kendle are beneficiaries. Dr. Kendle does not exercise voting or investment control over either trust.

                                       2



(4)    This information is taken from a Schedule 13G filed by the beneficial owner(s) with the Commission to report Common Stock ownership as of December 31, 2004. In this Schedule 13G, the beneficial owner(s)
       reported having shared voting power with respect to 1,023,800 shares, shared dispositive power with respect to 1,055,000 shares and sole voting and sole dispositive power with respect to 0 shares.
(5)    This total amount of beneficial ownership includes: (i) 9,940 shares for which Mr. Bergen holds options exercisable within 60 days of February 28, 2005; and (ii) restricted stock awards in the amount of 9,500 shares of Common Stock, 6,500 of which have not vested. This total amount does not include: (i)
       1,226,123 shares of Common Stock beneficially owned by Dr. Kendle, Mr. Bergen's wife; and (ii) 598,200 shares of Common Stock held in trust by the Kendle Bryan and Mark Brettschneider Irrevocable Stock
       Trusts, under which the children of Dr. Kendle, Mr. Bergen's wife, are beneficiaries. Mr. Bergen does not exercise voting or investment control over either trust.
(6)    This information is taken from a Schedule 13G filed by the beneficial owner(s) with the Commission to report Common Stock ownership as of December 31, 2004. In this Schedule 13G, the beneficial owner(s)
       reported having sole voting and sole dispositive power with respect to 980,018 shares and shared voting and shared dispositive power with respect to 0 shares.
(7)    This information is taken from a Schedule 13G filed by the beneficial owner(s) with the Commission to report Common Stock ownership as of December 31, 2004. In this Schedule 13G, the beneficial owner(s)
       reported having sole voting power with respect to 665,692 shares, sole dispositive power with respect to
       775,492 shares and shared voting and shared dispositive power with respect to 0 shares.
(8)    This information is taken from a Schedule 13G filed by the beneficial owner(s) with the Commission to report Common Stock ownership as of December 31, 2004. In this Schedule 13G, the beneficial owner(s)
       reported having shared voting power with respect to 564,500 shares, shared dispositive power with respect to 737,100 shares and sole voting and sole dispositive power with respect to 0 shares.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

     The Board is nominating for re-election the following current directors: Dr. Candace Kendle, Christopher C. Bergen, Robert R. Buck, Dr. G. Steven Geis, Dr. Donald C. Harrison, Dr. Timothy E. Johnson, Dr. Frederick
A. Russ and Robert C. Simpson. All of the foregoing nominees, except Dr. Kendle and Mr. Bergen, are independent directors as defined by the Nasdaq listing standards. All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.

     During 2004, the Board of Directors held four meetings and acted by unanimous written consent on one occasion. Directors are expected to attend the Annual Meeting of Shareholders and all Board of Directors meetings and meetings of committees on which they serve. During the last fiscal year, each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and all committees on which he or she served. Six of the eight current directors and nominees attended the 2004 Annual Meeting of Shareholders.

     Proxies will be voted in favor of election of the nominees named herein unless authority to vote is withheld. If any of the nominees becomes unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named above and for substitute nominee(s) as the Board may designate. The proxies will in no event be voted for a greater number of nominees than eight. The eight nominees receiving the highest number of votes will be elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

INFORMATION ABOUT NOMINEES

     CANDACE KENDLE, PHARMD, 58, co-founded the Company in 1981 and has served as Chief Executive Officer since its incorporation. Dr. Kendle has been Chairman of the Board since 1991. From 1979 through 1981, she served as Clinical Associate Professor of Pediatrics at The University of Pennsylvania School of Medicine; Clinical Assistant Professor at Philadelphia College of Pharmacy and Sciences; and Director, Department of Pharmacy, The Children's Hospital of Philadelphia. She serves as a director of H. J. Heinz Company, a food products manufacturer, and UMD, Inc., a privately owned medical device company. She also serves on the Board of Trustees of University of Cincinnati. She has published more than 15 scientific articles. She is the wife of Christopher C. Bergen, President and Chief Operating Officer of the Company.

     CHRISTOPHER C. BERGEN, 54, co-founded the Company in 1981 and since its incorporation has served as a director and its President and Chief Operating Officer. From 1977 to 1981, Mr. Bergen served in various capacities at The Children's Hospital of Philadelphia, most recently as Associate Vice President. He is the husband of Candace Kendle, Chairman and Chief Executive Officer of the Company.

     ROBERT R. BUCK, 57, was appointed as a director of the Company in June 2003. Mr. Buck formerly served as a director of the Company from 1998 through August 2002. He currently serves as President and Chief Executive Officer of Beacon Roofing Supply, Inc. and sits on its Board of Directors. From 1982 through January 2003, he served in a number of management and senior management positions with Cintas Corporation, most recently as President of its Uniform Rental Division. He serves as a director of Multi-Color Corporation, a provider of decorating solutions and packaging services.

     G. STEVEN GEIS, PHD, MD, 53, was appointed as a director of the Company in November 2002. Now retired, Dr. Geis served in a number of management and senior management positions with Pharmacia & Upjohn Company from 1985 to July 2002, most recently as Group Vice President: Arthritis, Cardiovascular and Oncology Clinical Development from March 2001 to July 2002 and Vice
President: Arthritis Clinical Development from August 1998 through March 2001. He has authored or co-authored numerous journal articles covering several therapeutic areas.

     DONALD C. HARRISON, MD, 71, was appointed as a director of the Company in November 2001. Dr. Harrison is Senior Vice President and Provost for Health Affairs Emeritus at University of Cincinnati. He formerly served as the Senior Vice President and Provost for Health Affairs at University of Cincinnati from 1986 through 2002 and also served as the Chief Executive Officer of University of Cincinnati Medical Center. He also is a practicing cardiologist on a part-time basis and since 2004 has been a general partner in Charter Life Sciences, a California-based venture capital firm for which he manages the Cincinnati office. His professional experience includes 26 years at Stanford University School of Medicine and Stanford University Hospital, where he was Chief of Cardiology from 1967 to 1968. He is past national President of the American Heart Association and has served as a director for several not-for-profit organizations. He also serves as a director for start-up medical device and biotechnology companies, including UMD, Inc., Medical Education and Consultation Inc., AtriCure, Inc. and EnteroMedics, Inc.

     TIMOTHY E. JOHNSON, PHD, 62, was appointed as a director of the Company in November 2002. Dr. Johnson is a financial and investment consultant and has served as President of Johnson Investment Counsel, Inc. since 1965. Johnson Investment Counsel, Inc. is a registered investment adviser with the Commission and manages portfolio assets for endowments, foundations, corporations, individuals and pension and profit sharing plans. He also serves as a Professor of Finance at University of Cincinnati where he has taught since 1970. He serves as a director or trustee for several civic and nonprofit organizations. He has written several articles on investment and financial management.

     FREDERICK A. RUSS, PHD, 60, was appointed as a director of the Company in November 2002. Dr. Russ has served as the Senior Vice Provost for University of Cincinnati since October 1, 2004. From 1994 through September 2004, he served as the Dean of the College of Business Administration at University of Cincinnati. He serves on the Board of Directors of Charles & Colvard, Ltd., a manufacturer and supplier of specialty jewelry, and formerly served as its non-executive Chairman of the Board. He also serves as a director for the Economics Center for Education & Research. He has co-authored three textbooks and has written numerous articles on marketing strategy and the behavior of consumers and sales personnel.

     ROBERT C. SIMPSON, 73, was appointed as a director of the Company in July 2001. Now retired, Mr. Simpson has more than 40 years of global drug development experience. Most recently, he was Group President and Director of West Pharmaceutical Services, Inc., a manufacturer of specialty packaging products for the healthcare industry. He worked for West Pharmaceutical from 1978 to 1991. Prior to 1978, he spent 20 years with Pfizer Inc., serving in a number of senior management positions, including Executive Vice President of European Operations.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not separately compensated for serving as directors. Directors who are not employees of the Company receive compensation in the form of cash retainers, shares of Common Stock and options to purchase shares of Common Stock, all of which are described in more detail below.

     Non-employee directors are paid retainers of $3,000 for each Board meeting attended and $1,500 for each committee meeting attended. Their compensation is paid quarterly, in arrears, in the form of cash and shares of Common Stock in lieu of cash under the 2003 Directors' Compensation Plan. This plan specifies that non-employee directors will receive cash for fifty percent (50%) of the total retainer owed and shares of Common Stock in lieu of cash for the balance of the retainer owed.

     In addition to compensation under the 2003 Directors' Compensation Plan, directors are eligible to receive non-qualified, immediately exercisable options to purchase shares of Common Stock under the Company's 1997 Stock Option and Stock Incentive Plan. Under this plan, each non-employee director is granted an option to purchase 5,000 shares of Common Stock on the date of such director's first election or appointment to serve on the Board. Upon each annual election to the Board thereafter, a director will receive an option to purchase such number of shares of Common Stock, if any, as determined by the Board. In 2004, the Board approved a grant of options to purchase 5,000 shares of Common Stock to each non-employee director who was elected to the Board at the 2004 Annual Meeting of Shareholders. The exercise price for all such options is the fair market value of Common Stock on the grant date.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established three committees that assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below. The Board of Directors does not have an executive committee.

     MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee (the "Compensation Committee") is responsible for monitoring the performance of executive officers, review of the Company's compensation plans and general review of the Company's employee compensation policies, administration of the Company's stock-related benefit plans and succession plans for senior management. The Compensation Committee's specific responsibilities and duties are set forth in its Charter, which is available at the Company's Web site at www.kendle.com under the Corporate Governance heading within the section entitled "Investors." During 2004, the Compensation Committee met two times and took action by unanimous written consent three times. Frederick A. Russ and Robert C. Simpson served on the Compensation Committee in 2004, and the Board added G. Steven Geis to the Compensation Committee in February 2005 and designated him as Chairman. Each of the Compensation Committee's members is an independent director as defined by the Nasdaq listing standards.

    MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
    ---------------------------------------------------------------------
COMPENSATION
------------

     The Company's executive compensation program is designed to align executive compensation with the achievement of strategic business goals that promote the long-term financial growth of the Company. This program is designed to attract and retain the highest caliber executive officers, to maximize shareholder value and to provide a compensation package that recognizes individual contributions as well as overall Company performance. The Compensation Committee reviews the executive compensation program annually in relation to the Company's annual financial goals and performance.

     The key elements of the Company's 2004 executive compensation program consisted of base salary; the 2002 Profit Share Plan, which the Board ratified and adopted for 2004 (the "Profit Share Plan"); and the 1997 Stock Option and Stock Incentive Plan. The compensation of Dr. Candace Kendle, Chief Executive Officer, consists of these same elements.

     BASE SALARY. At a meeting held April 6, 2004, the Compensation Committee set salaries, effective March 24, 2004, for the Named Executives (defined below in the section entitled "Executive Compensation"), except Mr. Higginbotham and Mr. Campbell whose respective salaries were set upon joining the Company in 2004 and were not eligible for review. In establishing these salaries at the April 2004 meeting, the Compensation Committee reviewed recommendations of management against the pay practices of comparable companies, including the Company's competitors. The Compensation Committee considered corporate profitability, position responsibility levels and individual qualifications and performance. The Compensation Committee also considered efforts from the Named Executives in connection with implementing the Company's new operating structure.

     BONUSES. Pursuant to the Company's Profit Share Plan, annual incentive awards may be paid to eligible employees of the Company on the basis of achievement of specified Company financial results, such as revenue and earnings per share thresholds and targets, or other discretionary factors, including a general assessment of an employee's performance. Awards under this plan are paid in cash. The eligible plan participants, including the Named Executives, are assigned target awards, expressed as a percentage of base salary, that are payable at the discretion of the Profit Share Plan's Administration Committee or upon achievement of applicable performance criteria. With respect to the Named Executives, the Compensation Committee also must approve any bonus awards. In determining bonuses of the Chief Executive Officer and the other Named Executives, the Compensation Committee considered the Company's performance under four areas - Finance, Sales and Marketing, Operations and Personnel - and several metrics under each of these areas. For 2004, the Named Executives did not receive any bonus awards under the Company's Profit Share Plan.

     STOCK OPTIONS, RESTRICTED STOCK AWARDS AND OTHER PERFORMANCE AWARDS. Under the Company's 1997 Stock Option and Stock Incentive Plan, the Compensation Committee may grant stock options, restricted and unrestricted stock awards and other performance awards to the Company's employees, including the Named Executives. On April 6, 2004, the Compensation Committee approved restricted stock awards of 10,000 shares to Dr. Kendle, 5,000 shares to Mr. Bergen and 3,000 shares to Mr. Brenkert. These restricted stock awards vest over three (3) years in equal percentages. Additionally, on June 18, 2004, the Compensation Committee granted to Simon Higginbotham options to purchase 15,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. On August 5, 2004, the Compensation Committee granted to Douglas W. Campbell options to purchase 15,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock option grants were made to Mr. Higginbotham and Mr. Campbell in conjunction with their acceptance of employment with the Company. All of the foregoing option grants become exercisable at a rate of twenty percent (20%) per year over five years beginning one year from the date of grant.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. As Chairman and Chief Executive Officer, Dr. Kendle receives compensation consisting of three basic components: salary, bonus and equity compensation. In 2004, Dr. Kendle received the salary indicated on the Summary Compensation Table in the section entitled "Executive Compensation." This salary was based on the Compensation Committee's review and consideration of Dr. Kendle's individual qualifications and performance and the Company's performance, as well as Dr. Kendle's efforts in connection with implementing the Company's new operating structure. Dr. Kendle is eligible for a target bonus, expressed as a percentage of salary, on the basis of achievement of specified Company financial results, such as revenue and earnings per share thresholds and targets, or other discretionary factors, including a general assessment of her individual performance. The Compensation Committee did not award Dr. Kendle a bonus for 2004. In addition to cash compensation and pursuant to the 1997 Stock Option and Stock Incentive Plan, Dr. Kendle received a restricted stock award of 10,000 shares of Common Stock on April 6, 2004. In determining Dr. Kendle's salary and equity compensation, the Compensation Committee also reviewed and considered compensation practices of comparable companies.

     POLICY ON SECTION 162(m). Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company may not deduct compensation in excess of $1 million paid to any of its Named Executives, unless such excess amount is performance-based compensation satisfying certain rules. The Company's 1997 Stock Option and Stock Incentive Plan is designed to qualify under the compensation requirements of this provision. However, no assurances can be made in this regard. Due to current salary levels and anticipated bonus targets, the Compensation Committee believes that it is unlikely that application of Section 162(m) will prevent the Company from claiming a deduction for the amount of compensation paid to its Named Executives.

                            Submitted by the Management Development and Compensation Committee of the Board of Directors

                            Frederick A. Russ
                            Robert C. Simpson

     AUDIT COMMITTEE

     The Audit Committee is comprised of Robert R. Buck (Chairman), Timothy
E. Johnson and Robert C. Simpson. During 2004, the Audit Committee met for four regularly scheduled meetings and on four other occasions during which the Audit Committee members met with the independent public accountants to discuss financial statements related to the Company's quarterly and annual reporting. The Audit Committee is responsible for engagement and oversight of independent public accountants, supervision of matters relating to audit functions and review of internal policies and procedures regarding audit, accounting and other financial controls. The Audit Committee's specific responsibilities and duties are set forth in its Charter, which is available at the Company's Web site at www.kendle.com under the Corporate Governance heading within the section entitled "Investors." Each of the members of the Audit Committee is an independent director as defined by the Nasdaq listing standards and is able to read and understand fundamental financial statements. Mr. Buck has been designated as the Audit Committee financial expert.

                         REPORT OF THE AUDIT COMMITTEE
                         -----------------------------

     The Audit Committee, in accordance with its written charter adopted by the Company's Board of Directors, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2004, the Audit Committee chairman, as a representative of the Audit Committee, discussed the interim unaudited consolidated financial information contained in each Quarterly Report on Form 10-Q with the Chief Financial Officer, Controller and independent public accountants prior to the Company's filing of each such Quarterly Report on Form 10-Q. The Audit Committee also discussed the audited consolidated financial statements with management.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent public accountants a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee has concluded that Deloitte & Touche LLP's provision of non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP.

     The Audit Committee also discussed with management and the independent public accountants the quality and adequacy of the Company's internal controls. In a meeting with the independent public accountants, the Audit Committee reviewed the audit plans and audit scope and identified audit risks.

     The Audit Committee discussed and reviewed with the independent public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent public accountants' examination of the consolidated financial statements.

     The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent public accountants. Management has responsibility for the preparation of the Company's consolidated financial statements and the independent public accountants have responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent public accountants, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Commission. The Audit Committee also reappointed Deloitte & Touche LLP as the Company's independent public accountants for 2005. The Board concurred with both of these recommendations.

                    Submitted by the Audit Committee of the Board of Directors

                    Robert R. Buck
                    Timothy E. Johnson
                    Robert C. Simpson

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee (the "Nominating Committee") is comprised of Frederick A. Russ (Chairman), G. Steven Geis and Donald C. Harrison. Each of the members of the Nominating Committee is an independent director as defined by the Nasdaq listing standards. During 2004, the Nominating Committee met two times and acted by unanimous written consent on one occasion.

     The Nominating Committee advises and makes recommendations to the Board of Directors with respect to: (i) director candidates for election by shareholders; (ii) candidates to fill vacancies on the Board of Directors;
(iii) committee assignments on the Board of Directors; (iv) Board compensation issues; and (v) other matters related to corporate governance. The Nominating Committee's duties are described in more detail in its Charter, which is available at the Company's Web site at www.kendle.com under the Corporate Governance heading within the section entitled "Investors."

     The Nominating Committee considers all potential candidates to serve on the Board, including those potential candidates recommended for nomination by shareholders. The Nominating Committee identifies candidates through a variety of sources but generally does not engage third parties to identify and evaluate candidates. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Chairman of the Nominating Committee in care of the Company at its address shown on the cover page of this Proxy Statement. Each shareholder may nominate one candidate for election as a director at next year's Annual Meeting of Shareholders provided the shareholder: (i) is a shareholder of the Company of record at the time of the giving of notice for the meeting, (ii) is entitled to vote at the meeting in the election of directors, and (iii) has given timely written notice of the nomination to the Company's Secretary.

     The Nominating Committee will assess the qualifications of all candidates for the Board on an equal basis. In identifying and considering candidates for nomination to the Board of Directors, the Nominating Committee considers, among other factors, quality of experience, the needs of the Company and the range of talent and experience currently represented on the Board.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock as of February 28, 2005, by each director and Named Executive (defined in the "Executive Compensation" section below) and by all directors and Named Executives as a group.

                                                                      SHARES BENEFICIALLY
                                                                           OWNED(1)
                                                                    -----------------------
TITLE OF CLASS  NAME OF BENEFICIAL OWNER                             NUMBER         PERCENT
--------------  ------------------------                            ---------       -------
Common Stock    Christopher C. Bergen(2).....................       1,001,243         7.52%
Common Stock    Karl Brenkert III(3).........................          10,000            *
Common Stock    Robert R. Buck...............................          17,412            *
Common Stock    Douglas W. Campbell(4).......................             400            *
Common Stock    G. Steven Geis...............................          21,120            *
Common Stock    Donald C. Harrison...........................          23,600            *
Common Stock    Simon S. Higginbotham(5).....................              --            *
Common Stock    Timothy E. Johnson...........................          38,091            *
Common Stock    Candace Kendle(2)............................       1,226,123         9.21%
Common Stock    Frederick A. Russ............................          17,920            *
Common Stock    Robert C. Simpson(6).........................          25,047            *
Common Stock    All Directors and Named Executives as a group
                  (11 persons)...............................       2,380,956        17.74%

--------
*      Less than 1%

(1)    Percentage of beneficial ownership is based on 13,305,931 shares of Common Stock outstanding as of
       February 28, 2005. The number of shares beneficially owned includes all vested and unvested restricted shares and options to purchase shares of Common Stock, which are exercisable by such individuals within
       60 days of February 28, 2005. The following shares subject to such options are included in the totals:
       9,940 shares of Common Stock for Mr. Bergen; 6,000 shares of Common Stock for Mr. Brenkert; 10,000 shares of Common Stock for Mr. Buck; 10,000 shares of Common Stock for Dr. Geis; 20,000 shares of Common
       Stock for Dr. Harrison; 15,000 shares of Common Stock for Dr. Johnson; 10,190 shares of Common Stock for
       Dr. Kendle; 15,000 shares of Common Stock for Dr. Russ; and 20,000 shares of Common Stock for Mr.
       Simpson. The following unvested restricted stock awards, which are subject to vesting over three years from their respective dates of grant, are also included in the totals: 6,500 shares of Common Stock for
       Mr. Bergen; 3,000 shares of Common Stock for Mr. Brenkert; and 13,333 shares of Common Stock for Dr.
       Kendle.

(2)    Shares of Common Stock beneficially owned do not include the following: (i) 598,200 shares of the
       Company's Common Stock held by the Kendle Bryan and Mark Brettschneider Irrevocable Stock Trusts, and
       (ii) 18,236 shares of Common Stock held directly by Hazel Kendle, Dr. Kendle's mother.

                                       9


       The children of Dr. Kendle are the trusts' beneficiaries, and neither Dr. Kendle nor Mr. Bergen exercise voting or investment control over either trust.

(3)    Mr. Brenkert, 57, joined the Company in October 2002 and, upon Timothy M. Mooney's retirement effective
       December 31, 2002, was appointed Senior Vice President, Chief Financial Officer and Treasurer. From
       November 2003 until May 2004, Mr. Brenkert also served as the Company's Secretary. Prior to Mr.
       Brenkert's employment with the Company, he served as Vice President, Finance at Ryobi Technologies, Inc.
       in 2001. From 1995 through 2000, Mr. Brenkert served as the Chief Financial Officer-Public
       Transportation Services Division at Ryder Systems, Inc.

(4)    Mr. Campbell, 41, joined the Company in April 2004 as Vice President, Secretary and Chief Legal Counsel.
       From 1998 to 2004, Mr. Campbell served in several roles of increasing responsibility for Structural
       Dynamics Research Corporation and its acquirer, Electronic Data Systems Corporation ("EDS"). Most recently, Mr. Campbell served as Vice President and General Counsel for Unigraphics Solutions Inc., a
       wholly owned subsidiary of EDS. Before 1998 Mr. Campbell was a partner with the law firm of Dinsmore &
       Shohl LLP.

(5)    Mr. Higginbotham, 44, joined the Company in January 2004 as Vice President and Chief Marketing Officer.
       Prior to joining the Company, Mr. Higginbotham was employed by Quintiles Transnational Corp. from 1998 through 2003 in director-level roles in marketing and new business development. Prior to joining
       Quintiles Transnational Corp., Mr. Higginbotham held senior-level marketing and product management positions with Proctor & Gamble Pharmaceuticals and Schering Healthcare, Ltd.

(6)    Includes 400 shares of Common Stock held by Mr. Simpson's spouse.

                                       10



EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid for the last three fiscal years to individuals who served as executive officers of the Company in 2004 (the "Named Executives").

                                             SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                         ------------------------------    -------------------------
                                                                                    AWARDS
                                                                OTHER      -------------------------
                                                               ANNUAL      RESTRICTED     SECURITIES    ALL OTHER
                                                               COMPEN-        STOCK       UNDERLYING     COMPEN-
                                         SALARY     BONUS     SATION(2)    AWARD(S)(3)     OPTIONS      SATION(4)
NAME AND PRINCIPAL POSITION      YEAR      ($)      (1)($)       ($)           ($)           (#)           ($)
---------------------------      ----    -------    ------    ---------    -----------    ----------    ---------

Dr. Candace Kendle............   2004    331,134         -           -       83,000              -            -
  Chairman of the Board and      2003    310,125    43,000           -            -          7,500            -
  Chief Executive Officer        2002    290,338         -           -       70,000         20,300            -

Christopher C. Bergen.........   2004    286,983         -           -       41,500              -       12,934
  President and Chief            2003    268,775    33,000           -            -          7,500       16,978
  Operating Officer              2002    251,815         -           -       31,500         14,800       16,519

Simon S. Higginbotham(5)......   2004    210,777     7,320      37,715            -         15,000            -
  Vice President and Chief
  Marketing Officer

Karl Brenkert III(6)..........   2004    198,892         -           -       24,900              -        5,967
  Senior Vice President,         2003    185,016    17,000           -            -         15,000        5,304
  Chief Financial Officer and    2002     28,820         -           -            -              -            -
  Treasurer

Douglas W. Campbell(7)........   2004    120,692     8,000           -            -         15,000        3,600
  Vice President, Secretary
  and Chief Legal Counsel

--------
(1)    The bonuses paid to Mr. Higginbotham and Mr. Campbell in 2004 reflect bonuses in connection with their becoming employees of the Company.
(2)    Perquisites or other personal benefits, if any, received from the Company by any of the Named Executives were substantially less than the reporting thresholds established by the Commission (the lesser of
       $50,000 or 10% of the individual's cash compensation), except for Mr. Higginbotham who received reimbursements for relocation costs in the amount of $26,289 and a car allowance of $11,426.
(3)    Restricted stock awards were granted in October 2002 as follows: 10,000 shares for Dr. Kendle and 4,500 shares for Mr. Bergen. Restricted stock awards were granted in May 2004 as follows: 10,000 shares for
       Dr. Kendle, 5,000 shares for Mr. Bergen and 3,000 shares for Mr. Brenkert. These awards vest over three years with one-third of the award vesting per year; however, as required by Commission rules and regulations, the compensation reported in the table reflects compensation from the entire award in the year that it was awarded. The compensation values of the portions of the awards that vested in 2004 were as follows: $17,737 for Dr. Kendle and $7,980 for Mr. Bergen. Holders of restricted shares are entitled to receive dividends, but the Company has not paid dividends to date. Based on the closing price of the
       Company's shares of Common Stock on December 31, 2004, the values of the unvested portion of these restricted stock awards on December 31, 2004, were as follows: 13,333 shares for Dr. Kendle with a value of $117,330; 6,500 shares for Mr. Bergen with a value of $57,200; and 3,000 shares for Mr. Brenkert with a value of $26,400.
(4)    Compensation paid to Mr. Bergen represents insurance premium payments. Compensation paid to Mr. Brenkert and Mr. Campbell represents the Company's contributions to the 401(k) plan in which all Company employees generally are eligible to participate.

                                       11



(5)    A portion of Mr. Higginbotham's 2004 compensation was paid by a non-U.S. subsidiary of the Company before he relocated to the United States and was converted to U.S. dollars for reporting purposes.
(6)    Mr. Brenkert's employment with the Company began October 31, 2002. The compensation reported in the compensation table for 2002 reflects actual compensation paid to Mr. Brenkert during the portion of the year in which he was employed by the Company.
(7)    Mr. Campbell's employment with the Company began April 26, 2004. The compensation reported in the compensation table for 2004 reflects actual compensation paid to Mr. Campbell during the portion of the year in which he was employed by the Company.

STOCK OPTIONS

     The tables below provide certain information with respect to grants of stock options to, and exercises by, the Named Executives pursuant to the Company's stock option plans during the year ended December 31, 2004.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                   PERCENT OF                                    ANNUAL RATE OF
                                     NUMBER OF       TOTAL                                         STOCK PRICE
                                     SECURITIES    GRANTED TO                                   APPRECIATION FOR
                                     UNDERLYING    EMPLOYEES                                    OPTION TERM(2)(3)
                                      OPTIONS      IN FISCAL     EXERCISE      EXPIRATION     ---------------------
                                     GRANTED(1)       YEAR         PRICE          DATE           5%          10%
NAME                                    (#)           (%)        ($/SHARE)    (MM/DD/YYYY)      ($)          ($)
----                                 ----------    ----------    ---------    ------------    --------    ---------
Dr. Candace Kendle...............           -            -            -                 -           -            -
Christopher C. Bergen............           -            -            -                 -           -            -
Karl Brenkert III................           -            -            -                 -           -            -
Simon S. Higginbotham............      15,000         5.79         7.67        06/18/2014      72,354      183,360
Douglas W. Campbell..............      15,000         5.79         7.20        08/05/2014      67,873      172,005

--------
(1)    All options granted to the Named Executives are exercisable in five equal annual installments beginning one year after the date of grant.
(2)    Potential realizable value is calculated from the exercise price of the options granted.
(3)    The dollar amounts under these columns are the result of calculations at the five percent (5%) and ten percent (10%) rates set by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of shares of Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                            OPTIONS AT                 AT DECEMBER 31,
                                 ACQUIRED ON      VALUE         DECEMBER 31, 2004(#)               2004($)(1)
NAME                             EXERCISE(#)   REALIZED($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                             -----------   -----------    -------------------------    -------------------------
Dr. Candace Kendle...........         -             -           8,690        12,360           7,590        29,975
Christopher C. Bergen........         -             -           8,440        12,360           7,590        29,975
Karl Brenkert III............         -             -           3,000        12,000           7,365        29,460
Simon S. Higginbotham........         -             -               -        15,000               -        18,750
Douglas W. Campbell..........         -             -               -        15,000               -        25,875

--------
(1)    Value is calculated by using the difference between $8.92, the average of the high and low share price of Common Stock on December 31, 2004, and the exercise price for the option.

                                       12



                               PERFORMANCE GRAPH

     The following graph shows cumulative total shareholder returns on $100 invested in each of the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index. The graph assumes that $100 was invested on December 31, 1999. The graph further assumes the reinvestment of all dividends.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
     AMONG KENDLE INTERNATIONAL INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                              [Performance Graph]

                                                          Cumulative Total Return
                                   ---------------------------------------------------------------------
                                     12/99       12/00       12/01        12/02       12/03       12/04
--------------------------------------------------------------------------------------------------------
KENDLE INTERNATIONAL INC.           100.00      100.64      204.15        89.12       64.20       89.11
--------------------------------------------------------------------------------------------------------
NASDAQ STOCK MARKET (U.S.)          100.00       60.30       45.49        26.40       38.36       40.51
--------------------------------------------------------------------------------------------------------
NASDAQ HEALTH SERVICES              100.00       78.33       83.23        75.37       95.63      112.45
--------------------------------------------------------------------------------------------------------


                                       13



PROTECTIVE COMPENSATION AND BENEFIT AGREEMENTS

     The Company has entered into Protective Compensation and Benefit Agreements with certain employees, including each of the Named Executives of the Company. These agreements are subject to annual review by the Company's Board of Directors and, upon their respective termination dates, automatically will be extended in one-year increments unless cancelled by the Company. The agreements provide for specified benefits, including two years' compensation, upon the occurrence of certain events following a change in control as that term is defined in the agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Management Development and Compensation Committee at the end of 2004 were Frederick A. Russ and Robert C. Simpson. Neither Mr. Russ nor Mr. Simpson is or was a current or former officer or employee of the Company or any of its subsidiaries. No Named Executive of the Company serves as a director or as a member of a committee of any company of which any of the Company's non-employee directors are executive officers.

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

     The Audit Committee of the Company's Board of Directors reappointed Deloitte & Touche LLP as the Company's independent public accountants for 2005. Although not required by law, the Board of Directors is seeking shareholder ratification of this appointment. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board of Directors intends to continue the engagement of Deloitte & Touche LLP at least through 2005.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     The Company incurs costs for professional services rendered by independent public accountants. Professional services include audit services, audit-related services, tax services and other services. The table below sets forth fees paid by the Company for professional services billed by the independent public accountants for each of the last two fiscal years. These fees are described in more detail following the table.

                                                         2004           2003
                                                       --------       --------

Audit Fees......................................       $754,138       $424,274
Audit-Related Fees..............................       $ 52,900       $ 90,200
Tax Fees........................................       $ 64,812       $ 97,402
All Other Fees..................................       $  8,272       $ 35,473
                                                       --------       --------
  Total.........................................       $880,122       $647,349
                                                       ========       ========

     The fees for 2003 represent fees billed for professional services rendered by both PricewaterhouseCoopers LLP and Deloitte & Touche LLP during their respective engagements as the Company's independent public accountants. Further information on the change in independent public accountants is set forth below in the section entitled "Engagement of New Independent Public Accountants within Past Two Fiscal Years - Required Disclosures."

     AUDIT FEES. Audit fees are the fees billed for professional services rendered by the Company's independent public accountants for their audit of the Company's consolidated annual financial statements for the years ended December 31, 2003 and 2004, respectively; statutory audits of the Company's foreign operations; and reviews of the unaudited quarterly consolidated financial statements contained in the Quarterly Reports on Form 10-Q filed by the Company during those years. Audit fees in 2004 also include

                                       14



fees related to testing of the Company's internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

     AUDIT-RELATED FEES. Audit-related fees are the fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. For 2004, audit-related services performed for the Company by the Company's independent public accountants related to audits of the Company's employee benefit plans. Audit-related fees for 2004 also included approximately $43,500 for consultation and guidance on preliminary matters related to
Section 404 of the Sarbanes-Oxley Act of 2002. For 2003, audit-related services included both audits of the Company's employee benefit plans and accounting consultation and guidance.

     TAX FEES. Tax fees are the fees billed for services related to tax compliance, tax advice and tax planning. Tax services performed for the Company by the independent public accountants included compliance, planning and advice with respect to both domestic and foreign subsidiaries of the Company. In 2004, tax compliance services comprised $46,517 of the fees billed. Tax services in 2003 included expatriate tax services for the Company's employees, all of which services were rendered by the Company's former independent public accountants and are not being performed by the current independent public accountants.

     ALL OTHER FEES. All other fees are the fees billed for services other than those in the three categories previously described. In 2004, these fees primarily relate to services in connection with the Company's analysis of business expansion into new markets.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

     The Audit Committee pre-approves all audit, audit-related, tax and other permissible services that will be provided by the independent public accountants. To manage the pre-approval process, the Audit Committee adopted in 2004 a Policy on Approval of Audit and Non-Audit Services Provided by Outside Auditors (the "Pre-Approval Policy"). One hundred percent (100%) of services rendered by the independent public accountants in 2004 were pre-approved by the Audit Committee.

     Under the Pre-Approval Policy, the independent public accountants are required to provide the Audit Committee with detailed documentation about the specific services that will be provided. In reviewing the request for pre-approval, the Audit Committee will consider, among other things, whether the proposed services are consistent with the rules on auditor independence. A service pre-approved by the Audit Committee is valid for a term of 12 months unless the Committee considers a different approval term and approves otherwise. Any services exceeding pre-approved cost levels or budgeted amounts will require separate pre-approval by the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from engaging the independent public accountants to render services that are prohibited by the Public Companies Accounting Oversight Board or the applicable rules and regulations promulgated by the Commission.

     The Pre-Approval Policy permits the Audit Committee to appoint a designated committee member to approve certain services. The decisions of a designated member to pre-approve services are required to be reported to the Audit Committee at the ensuing Audit Committee meeting. The Pre-Approval Policy prohibits the Audit Committee from delegating its pre-approval responsibilities to the Company's management.

ENGAGEMENT OF NEW INDEPENDENT PUBLIC ACCOUNTANTS WITHIN PAST TWO FISCAL YEARS - REQUIRED DISCLOSURES

     Effective June 9, 2003, the Company dismissed PricewaterhouseCoopers
LLP ("PwC") and, at the direction of the Audit Committee of the Board of Directors, engaged Deloitte & Touche LLP as the Company's independent public accountants. In connection with the new engagement, the Company made certain disclosures in a Current Report on Form 8-K, which was filed with the Commission on June 13,

                                       15



2003. These disclosures are provided below as required by the rules and regulations of the Commission, relate to the date that the aforementioned Form 8-K was filed, and are qualified in their entirety by the disclosures made in such Form 8-K:

     * PwC's report on the Company's financial statements for each of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     * During the Company's two most recent fiscal years and the subsequent interim period through June 9, 2003: (i) there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PwC, would have caused PwC to make a reference to the subject matter of the disagreement(s) in connection with its report; (ii) no reportable events of the type described under Item 304(a)(1)(v) of Regulation S-K occurred;
        (iii) neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either: (a) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or a reportable event.

     * The Company authorized PwC to respond fully to any inquiries by Deloitte & Touche LLP. The Company provided PwC with a copy of its Current Report on Form 8-K filed with the Commission on June 13, 2003, prior to its filing with the Commission. Attached to the Current Report as Exhibit 16 is a letter from PwC addressed to the Commission pursuant to Regulation S-K, Item 304(a)(3). This letter states PwC's agreement with the above disclosures related to PwC.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2005.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, it will require the affirmative vote of a majority of shares voting for approval.

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership with the Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received, or upon written representation from certain reporting persons that no reports were required, the Company believes that during 2004 all filing requirements were met.

SOLICITATION OF PROXIES

     The costs of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of Common Stock and will be reimbursed for their expenses.

                                       16



SHAREHOLDER COMMUNICATIONS WITH BOARD

     Shareholders may communicate with the full Board or individual directors on matters concerning the Company by mail to the attention of the Company's Secretary. All mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

SHAREHOLDER PROPOSALS

     Shareholders who desire to have proposals included in the notice for the Annual Meeting of Shareholders to be held in spring 2006 must submit their proposals in writing by December 8, 2005, to the Company, Attention:
Douglas W. Campbell, Vice President, Secretary and Chief Legal Counsel, 1200 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202.

     The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company's Proxy Statement and except for matters as to which adequate notice is received. For notice to be deemed adequate for the 2006 Annual Meeting of Shareholders, it must be received prior to February 21, 2006. If there is a change in the anticipated date of next year's Annual Meeting of Shareholders or in the notice deadline by more than 30 days, the Company will notify you of this change through its Form 10-Q filings.

FINANCIAL STATEMENTS AVAILABLE

     The Company's Annual Report to Shareholders for the year 2004 is enclosed with this mailing. A copy of the Annual Report to the Commission on Form 10-K is available without charge upon written request to: Investor Relations, Kendle International Inc., 1200 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202. The Company's Annual Report to the Commission on Form 10-K and certain other recent filings with the Commission are available at the Company's Web site at www.kendle.com. The Company's Annual Report to the Commission on Form 10-K and its other filings with the Commission are also available at the Commission's Web site at www.sec.gov. Additionally, these filings may be read or copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 70549.

                                    By Order of the Board of Directors,

                                            /s/ Douglas W. Campbell

                                            Douglas W. Campbell
                                            Secretary

April 1, 2005

                                       17



                         KENDLE INTERNATIONAL INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/
[                                                                            ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Authority to elect as directors the following eight   For  Withhold  For All
   (8) nominees:                                         All     All     Except
   Candace Kendle, Christopher C. Bergen, Robert R.      / /     / /      / /
   Buck, G. Steven Geis, Donald C. Harrison, Timothy
   E. Johnson, Frederick A. Russ, & Robert C. Simpson
   (INSTRUCTION: WRITE THE NAME OF ANY NOMINEE(S)
   FOR WHOM AUTHORITY TO VOTE IS WITHHELD)


   --------------------------------------------------


2. To ratify and approve the appointment of Deloitte     For  Against  Abstain
   & Touche LLP as independent public accountants        / /    / /      / /
   for 2005.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 1, 2005 and the Proxy Statement furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

                              Dated:                               , 2005
                                    -------------------------------


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                                 (Signature)


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                                 (Signature)

(Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.)

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                            FOLD AND DETACH HERE

                          YOUR VOTE IS IMPORTANT!

                   PLEASE DATE, SIGN AND RETURN PROMPTLY
                         IN THE ENCLOSED ENVELOPE.




PROXY                    KENDLE INTERNATIONAL INC.                       PROXY

                              1200 Carew Tower
                              441 Vine Street
                           Cincinnati, Ohio 45202

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Douglas W. Campbell and Jarrod B. Pontius, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock that the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Kendle International Inc. to be held on May 5,
2005 at 9:30 A.M. Eastern Time in the Green Room at the Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio or at any adjournment of such Annual Meeting.

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

      PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (This proxy is continued and is to be signed on the reverse side.)

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                                   APPENDIX


     Page 13 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.